Exhibit 99.2
Pro Forma Financial Information.
Unaudited Condensed Combined Pro Forma Balance Sheet as of September 30, 2010
Unaudited Condensed Combined Pro Forma Statement of Operations for the Three Months Ended September 30, 2010
Notes to Condensed Combined Pro Forma Financial Information
Unaudited Condensed Combined Pro Forma Financial Information
On December 29, 2010, Clean Wind Energy, Inc. (“Clean Wind”), a Delaware corporation, merged with a wholly owned subsidiary of Superior Silver Mines, Inc., a Nevada corporation (“Superior “ or the “Registrant”), all pursuant to an Agreement and Plan of Merger dated December 29, 2010 (the “Agreement”) and filed with the Secretary of State of Nevada. Under the terms of the Agreement, each share of Clean Wind capital stock was converted into the right to receive 4,000 shares of Superior’s common stock.
The Registrant is a publicly registered corporation with no significant operations prior to the merger. For accounting purposes, Clean Wind shall be the surviving entity. The transaction is accounted for as a recapitalization of Clean Wind pursuant to which Clean Wind is treated as the surviving and continuing entity although Superior is the legal acquirer rather than a reverse acquisition. Accordingly, the registrant or Superior’s historical financial statements are those of Clean Wind immediately following the consummation of the reverse merger.
The unaudited condensed combined pro forma statement of operations gives effect to the acquisition as if the transaction had taken place on July 26, 2010 (date of inception of the surviving entity, Clean Wind) and combines Superior’s unaudited condensed statement of operations for the three month period ended September 30, 2010 and Clean Wind’s unaudited condensed statement of operations for the period July 26, 2010 (date of inception) through September 30, 2010. The unaudited condensed combined pro forma balance sheet gives effect to the acquisition as if the transaction had taken place on September 30, 2010 and combines Clean Wind’s unaudited condensed balance sheet as of September 30, 2010 with the Superior’s unaudited condensed balance sheet as of September 30, 2010.
The unaudited condensed combined pro forma financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented. You should not rely on the condensed combined pro forma financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the merger. Unaudited condensed combined pro forma financial information and the notes thereof should be read in conjunction with the accompanying historical financial statements of Clean Wind’s and Management’s Discussion and Analysis included elsewhere in this report.

Superior Silver Mines, Inc.
Unaudited Condensed Combined Pro Forma Balance Sheet
September 30, 2010

	Superior	Clean
	Silver	Wind	Pro Forma		Pro Forma
	Mines	Energy	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$242,451	$75			$242,526

Total current assets	242,451	75			242,526
TOTAL ASSETS	$242,451	$75			$242,526

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, related parties	$980	$—			$980

Total current liabilities	980	—			980
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 10,000,000 authorized; none issued and outstanding	—	—			—
Commson stock, $0.0001 par value; 500,000,000 authorized; 20,955,199 issued in historical column; and 327,055,199 issued in pro forma column			30,000	b
			600	d
	2,096	—	10	e	32,706
Common stock, $0.001 par value; 100,000 authorized; 75,000 issued and outstanding at September 30, 2010	—	75	(75	)a	—

			(30,000	)b
Additional paid-in capital	1,206,066		75	a	550,440
			(966,691	)c
			335,400	d
			5,590	e
Accumulated deficit during development stage			(341,600)
	(966,691)		966,691	c	(341,600)

Stockholders’ equity	241,471	75			241,546

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$241,451	$75			$242,526

See accompanying notes to unaudited condensed combined pro forma financial statements

Superior Silver Mines, Inc.
Unaudited Condensed Combined Pro Forma Statement of Operations
For the Three Months Ended September 30, 2010

					Pro Forma
					Combined
	Superior	Clean Wind	Pro Forma		Balances
	Silver Mines	Energy	Adjustments		(Unaudited)
Operating Expenses:
			336,000	d
General & Administrative	$24,242	—	5,600	e	365,842

Total Operating Expenses	24,242	—	341,600		365,842
Loss from Operations	(24,242)	—	(341,600)		(365,842)
Other Income:
Interest income	593	—	—		593

Total Other Income	593	—	—		593
Net Loss	$(23,649)	$—	(341,600)		$(365,249)

Loss per common share (basic)	$(0.00)	$—	—		$(.00)
			(75,000	)a
			300,000,000	b
			6,000,000	d
Weighted average common shares outstanding — basic	20,955,199	75,000	100,000	e	327,055,199
See accompanying notes to unaudited condensed combined pro forma financial statements

SUPERIOR SILVER MINES, INC.
NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS
1. Basis of Presentation.
The unaudited condensed combined pro forma Financial Statements have been prepared in order to present combined financial position and results of operations of the Registrant and Clean Wind as if the acquisition had occurred as of September 30, 2010 for the pro forma condensed combined balance sheet and to give effect to the acquisition of the Registrant, as if the transaction had taken place at July 26, 2010 (date of Clean Wind’s inception) for the condensed combined pro forma statement of operations for the three months ended September 30, 2010.
The condensed statement of operations for the Registrant for the nine month period ended September 30, 2010 were derived from the consolidated statement of operations as reported with the 10-Q filed on November 10, 2010.
The following pro forma adjustments are incorporated into the condensed combined pro forma balance sheet as of September 30, 2010 and the condensed combined pro forma statement of operations for the three months ended September 30, 2010.
(a) To eliminate Clean Wind capital structure.
(b) To record issuance of 300,000,000 shares of Superior common stock in exchange for conversion of all shares of Clean Wind common stock.
(c) To eliminate Registrant’s accumulated deficit and record recapitalization of Registrant.
(d) To record the fair value of 6,000,000 shares of Superior restricted common stock issued to professional advisors in exchange for services rendered.
(e) To record the fair value of 100,000 shares of Superior restricted common stock issue to Terrence J. Dunne for services provided to the Company.